EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of TravelCenters of America, Inc., National Auto/Truckstops, Inc. and TA Operating Corporation (the "Registrants") of our reports dated March 6, 1997 relating to the financial statements of the Registrants which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


Cleveland, Ohio
June 26, 1997